Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Community First Bancorporation

         We consent to incorporation by reference into the Registration Statement on Form S-8 (No. 333-71401) filed by Community First Bancorporation in connection with the Community First Bancorporation 1998 Stock Option Plan and into the Registration Statement on Form S-8 (No. 333-66097) filed by Community First Bancorporation in connection with the Community First Bancorporation 1989 Stock Option Plan, of our Report dated January 21, 2004, included in Community First Bancorporation's Annual Report on Form 10-KSB for the year ended December 31, 2003.

                                             s/J. W. Hunt & Company, L.L.P.


Columbia, South Carolina
March 30, 2004